Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)             Form S-8 No. 333-161771 pertaining to the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan,

2)             Form S-8 No. 333-144885 pertaining to the Georgia Gulf Corporation Second Amended and Restated 2002 Equity and Performance Incentive Plan,

3)             Form S-8 No. 333-116799 pertaining to the Georgia Gulf Corporation Amended and Restated 2002 Equity and Performance Incentive Plan,

4)             Form S-8 No. 333-105398 pertaining to the Georgia Gulf Corporation Savings and Capital Growth Plan, as amended in 2003,

5)             Form S-8 No. 333-105397 pertaining to the Georgia Gulf Corporation Hourly Employees Retirement Savings Plan, as amended in 2003,

6)             Form S-8 No. 333-103556 pertaining to the Georgia Gulf Corporation 2002 Equity and Performance Incentive Plan,

7)             Form S-8 No. 333-65332 pertaining to the Aberdeen Hourly Savings & Investment Plan,

8)             Form S-8 No. 333-59433 pertaining to the Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan,

9)             Form S-3 No. 333-161770 pertaining to a shelf registration to sell shares of common stock by certain selling stockholders,

10)      Form S-8 No. 333- 176255 pertaining to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan,

11)      Form S-8 No. 333- 188811 pertaining to the Eagle US 2 LLC Employee Savings Plan for Salaried Employees and Eagle US 2 LLC Employee Savings Plan for Certain Collective Bargaining Employees, and

12)      Form S-8 No. 333- 188809 pertaining to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan, and;

of our reports dated February 28, 2014, with respect to the consolidated financial statements of Axiall Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of Axiall Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Axiall Corporation for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 28, 2014